EXHIBIT 10.3(b)

SHAREHOLDERS AGREEMENT

This Shareholders Agreement is made and entered into this 24th day of October, 2001, by and among SMITHFIELD FOODS, INC., a Virginia corporation (the Company”), and the stockholders listed on the signature pages hereto (each individually a “Shareholder,” or collectively the “Shareholders”).

Recitals

WHEREAS, the Company and the Shareholders are parties to an Agreement and Plan of Merger dated October 24, 2001 (the “Merger Agreement”); and

WHEREAS, upon the closing of the transactions contemplated by the Merger Agreement, each Shareholder will be issued the number of shares of Common Stock (as defined below) set forth opposite such Shareholder’s name on Schedule 1 attached hereto; and

WHEREAS, pursuant to the Merger Agreement and simultaneously with the execution of this Agreement, the Company and the Shareholders are entering into a Registration Rights Agreement (the “Registration Rights Agreement”);

NOW, THEREFORE, for good and valuable consideration, the delivery and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Defined Terms.    As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

(a)  “Affiliate” means, as to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

(b)  “Common Stock” means the Common Stock, par value $0.50 per share, of the Company.

(c)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)  “Institutional Investors” means John Hancock Life Insurance Company, Investors Partner Life Insurance Company and their respective successors and assigns.

(e)  “Person” means an individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

(f)  “Subject Securities” of any Shareholder means the shares of any Common Stock acquired by such Shareholder pursuant to the Merger Agreement and any shares issued in exchange therefor or in respect or replacement thereof.

ARTICLE II
AGREEMENTS

2.1 Standstill Agreement.    None of the Shareholders shall, until the sooner of (a) the expiration of the three (3) year period commencing on the date hereof or (b) with respect to any Shareholder, the date on which the Subject Securities acquired by such Shareholder pursuant to the Merger Agreement are sold or transferred to a non-Affiliate of the Shareholder, without the written consent of the Company, singly or as part of a “partnership, limited partnership, syndicate or other group” (within the meaning of Section 13(d)(3) of the Exchange Act), directly or indirectly, individually, together with any other Shareholder, through one or more Affiliates, associates or intermediaries or otherwise:

(a) initiate any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote Subject Securities at any meeting of Company shareholders or become a “participant” in any “election contest” (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company, or initiate, propose or otherwise solicit holders of Subject Securities for the approval of one or more shareholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act; or

(b) oppose or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) opposing, any proposal presented by Company management at any meeting of Company shareholders or vote any of the Subject Securities against such proposals.

2.2 Restrictions on Transfer of Common Stock.

(a) Shareholders Other than the Institutional Investors.

(i) Except in accordance with the Registration Rights Agreement, all Shareholders, other than the Institutional Investors, shall not, sell, transfer, donate, pledge, hypothecate, encumber or otherwise agree or arrange to transfer (collectively, “Transfer”) (i) any of their Subject Securities during the twelve-month period commencing on the date hereof, and (ii) more than 50% of their Subject Securities during the twelve-month period commencing on the first anniversary of the date hereof.

(ii)  The Shareholders (other than the Institutional Investors and their respective Affiliates) shall have no rights to enter into (A) any price “collar” transactions or similar derivative security, short sales or other similar transactions with respect to the Subject Securities during the twelve-month period commencing on the date hereof, and (B) any price “collar” transactions or similar derivative security, short sales or other similar transactions with respect to more than 50% of any such Shareholder’s Subject Securities during the twelve-month period commencing on the first anniversary of the date hereof.

(b)  Restrictions on the Institutional Investors.    Except in accordance with the Registration Rights Agreement, the Institutional Investors shall not Transfer any of their Subject Securities during the twelve-month period commencing on the date hereof. Notwithstanding the foregoing, the Institutional Investors shall have the right to: (i) enter into price “collar” transactions or similar derivative securities or other similar transactions, provided that prior to December 31, 2001, such transactions shall not relate to more than 50% of their Subject Securities; and/or (ii) Transfer any or all of their Subject Securities to any of their respective Affiliates or to any other Person for whom either Institutional Investor acts as investment manager or investment advisor, provided that such transferee agrees to be bound by the terms hereof applicable to the Institutional Investors.

ARTICLE III
MISCELLANEOUS

3.1 Amendments and Waivers.    This Agreement may be amended only by the written consent of the Company and the Shareholders that hold more than 66-2/3% of the Subject Securities then outstanding.

3.2 Successors, Assigns and Transferees.    Except as specifically provided herein, no rights under this Agreement may be assigned or transferred to any Person, other than with the prior written consent of the Company and the Shareholders that hold more than 66-2/3% of the Subject Securities then outstanding.

3.3 Integration.    This Agreement, the Merger Agreement, the Registration Rights Agreement and any other documents referred to herein or therein delivered pursuant hereto or thereto (the “Transaction Documents”) contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, rights, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in any of the other Transaction Documents. This Agreement together with the other Transaction Documents supersede all prior agreements and understandings of the parties hereto with respect to the subject matter hereof and thereof.

3.4 Notices.    All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telex, telecopier or hand delivery.

(a)  if to the Company, to:

Smithfield Foods, Inc.
200 Commerce Street
Smithfield, Virginia 23430
Attention: Secretary
Tel: (757) 365-3017
Fax No.: (757) 365-3004

with a copy to:

McGuireWoods LLP
One James Center
901 E. Cary Street
Richmond, VA 23219
Attention: Robert L. Burrus, Jr.
Tel: (804) 775-4306

(b)  If to any of the Shareholders, to their respective addresses set forth on Schedule 2 attached hereto with a copy to:

McDermott, Will & Emery
227 West Monroe Street
Chicago, Illinois 60606
Attention: Michael R. Fayhee, P.C. and John P. Tamisiea
Fax No.: 312-984-7700

All such notices and communications shall be deemed to have been given or made (a) when delivered by hand or by Federal Express or any other nationally recognized courier service, (b) seven (7) days after being deposited in the mail, postage prepaid, (c) when telexed answer-back received or (d) when telecopied, receipt acknowledged.

3.5 Descriptive Headings.    The headings in this Agreement are for convenience of reference only and shall not limit, expand or otherwise affect the meaning of the terms contained herein.

3.6 Severability.    In the event that one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company and the Shareholders shall be enforceable to the fullest extent permitted by law.

3.7 Governing Law.    This Agreement shall be governed by the internal law of the State of Delaware, without regard to principles of conflicts of law.

3.8 Jurisdiction.    The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, if subject matter jurisdiction in that court is not available, in the Court of Chancery of the State of Delaware, County of New Castle) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or therewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts (and the courts hearing appeals from such courts). The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. THE PARTIES HERETO WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT. Each Shareholder hereby designates Sellers’ Representative (as defined in the Merger Agreement) as its agent for service of process, which agent may be substituted at any time upon ten days’ notice to the Company, but which substitute agent shall in no event be located outside the State of Delaware, and each Shareholder irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the delivery of such process to such agent.

3.9 Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party’s execution of this Agreement may be evidenced by physical delivery or by telecopier, facsimile or other written communication thereof to the other parties.

3.10 Several Obligations.    The obligations of the Shareholders hereunder are several, not joint and several. No Shareholder shall be liable for any act or omission of any other Shareholder.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

SMITHFIELD FOODS, INC.

By:	/s/ C. LARRY POPE

Name:	C. Larry Pope
Title:	Vice President and
Chief Financial Officer

SHAREHOLDERS:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ SCOTT A. MCFETRIDGE

Name:	Scott A. McFetridge
Title:	Managing Director

INVESTORS PARTNER LIFE INSURANCE COMPANY

By:	/s/ SCOTT A. MCFETRIDGE

Name:	Scott A. McFetridge
Title:	Authorized Signatory

/s/ RICHARD V. VESTA

Richard V. Vesta

TOTCOMM, LLC

By:	/s/ RICHARD V. VESTA

Name:	Richard V. Vesta
Title:	Member

/s/ CRAIG A. LIEGEL

Craig A. Liegel

/s/ DOUGLAS E. SPIVEY

Douglas E. Spivey

/s/ WILLIAM T. PRESCOTT

William T. Prescott

/s/ EDWARD J. FITZGERALD

Edward J. Fitzgerald

/s/ THOMAS H. REED

Thomas H. Reed

/s/ JERRY L. SHELTON

Jerry L. Shelton

/s/ RONALD L. STERLING

Ronald L. Sterling

/s/ PAUL JOHN COLEMAN

Paul John Coleman

/s/ JEFFREY J. JOHNSON

Jeffrey J. Johnson

/s/ MARK J. LINZMEIER

Mark J. Linzmeier

/s/ RENE K. DANLER

Rene K. Danler

/s/ MARTIN J. PLUMB

Martin J. Plumb

/s/ SCOTT A. WALKER

Scott A. Walker

Schedule 1

Shares of Common Stock Issued
to Shareholders upon Closing
of Merger Agreement
Shareholder	Number of Shares

John Hancock Life Insurance Company	3,368,874

Investors Partner Life Insurance Company	104,192

Richard V. Vesta	815,529

TOTCOMM, LLC	943,302

Craig A. Liegel	126,916

Douglas E. Spivey	84,897

William T. Prescott	73,749

Edward J. Fitzgerald	34,302

Thomas H. Reed	12,864

Jerry L. Shelton	12,864

Ronald L. Sterling	21,438

Paul John Coleman	12,864

Jeffrey J. Johnson	8,575

Mark J. Linzmeier	8,575

Rene K. Danler	8,575

Martin J. Plumb	8,575

Scott A. Walker	8,575

TOTAL	5,654,666